EXHIBIT 10.07

CAPSTEAD MORTGAGE CORPORATION

FORM OF STOCK AWARD AGREEMENT FOR EMPLOYEES WITH

PERFORMANCE CONDITIONS AND DEFERRAL OF DIVIDENDS

THIS AGREEMENT made and entered into as of the    day of             , 20    , effective as of             , 20     (hereinafter called the “Award Date”), by and between Capstead Mortgage Corporation, a Maryland corporation (“Capstead” or the “Company”), and             (the “Grantee”).

WHEREAS, the compensation committee of Capstead’s board of directors (the “Committee”) believes employees of the Company should have an ongoing stake in the long-term success of the Company, and

WHEREAS, the Committee believes providing a long-term equity-based award appropriately linked to the Company’s performance over a multiple year period will better align the employee’s long-term interests with those of our stockholders.

THEREFORE, the Committee has awarded to the Grantee a restricted stock award conditioned upon the execution by the Company and the Grantee of a Restricted Stock Agreement that contains certain performance criteria set forth herein. In consideration of the mutual promise(s) and covenant(s) contained herein, the parties hereby agree as follows:

SECTION 1. GRANT.

1.1 Grant and Acceptance. Pursuant to the              , 20     authorization to grant shares of restricted stock to current employees, the Company does hereby grant and transfer to the Grantee, for no cash consideration from the Grantee, and the Grantee does hereby accept from the Company, an aggregate of              shares (the “Award Shares”) of the Common Stock, $0.01 par value per share, of the Company (the “Common Stock”) according to the terms and conditions and subject to the restrictions, forfeiture risks and other terms and conditions hereinafter set forth.

1.2 Effect of Plan. The Award Shares shall constitute Restricted Stock and this grant shall constitute a Performance Award, each as defined in the Company’s Amended and Restated 2004 Flexible Long-Term Incentive Plan (the “Plan”). This Agreement is expressly subject to the terms and provisions of the Plan and in the event there is a conflict between the terms of the Plan and this Agreement, the terms of the Plan shall control. All undefined capitalized terms used herein shall have the meanings assigned in the Plan. The Award is subject to all laws, approvals, requirements and regulations of any governmental authority which may be applicable thereto.

SECTION 2. RIGHTS IN SHARES; DIVIDENDS. The Grantee, for the duration of this Agreement, shall be the record owner of, and shall be entitled to vote, the Award Shares but shall not be entitled to receive dividends or any other distributions declared on the Award Shares until such time as the Award Shares have vested pursuant to the provisions of Section 3.3, 3.4 or 3.6 as applicable. From the date of this Agreement until the applicable vesting date of the Award Shares, the Company shall accrue dividends and any other distributions declared with respect to its common stock as if each Award Share were entitled to the same dividend as a share of Company common stock. To the extent Award Shares vest pursuant to the provisions of Section 3, all such amounts representing accrued dividends and distributions shall be payable to Grantee on the applicable Vesting Date (as defined below). If Award Shares are forfeited pursuant to Section 3.3, 3.4 or 3.5, Grantee is not entitled to receive any such amounts representing accrued dividends or distributions. Subsequent to vesting, the Award Shares will be entitled to receive dividends or any other distributions declared with respect to the Company’s common stock.

SECTION 3. PERFORMANCE CRITERIA, MEASUREMENT PERIOD AND VESTING.

3.1 Performance Criteria. The “Performance Criteria” with respect to the Award Shares shall be satisfied if the Return on Long-Term Investment Capital for a Measurement Period, as defined in Section 3.2, exceeds the Benchmark Return for the Measurement Period. For purposes of this calculation, the following defined terms apply:

“Benchmark Return” shall be equal to the greater of (i) the average 10-year U.S. Treasury rate plus 2.00% for the Measurement Period or (ii) 8.00%.

“Earnings” for each year within a specified Measurement Period shall be equal to net income, excluding (i) incentive compensation, (ii) interest on unsecured borrowings, net of equity in the earnings of related statutory trusts, and (iii) Portfolio Restructuring Gains or Losses.

“Long-Term Investment Capital” for each year within a specified Measurement Period, shall equal the sum of (i) average stockholders’ equity, excluding accumulated other comprehensive income (loss), incentive compensation accruals and any Portfolio Restructuring Gains or Losses, and (ii) average unsecured borrowings, including related interest accruals, net of related investments in statutory trusts.

“Portfolio Restructuring Gains or Losses” shall mean the net effect of all gains and losses incurred during the Measurement Period and recorded for GAAP purposes relating to any portfolio restructuring by the Company, including, but not limited to, accounting impairments on residential and commercial investments and charges associated with terminating any related borrowings or derivative financial instruments held for risk management purposes.

“Return on Long-Term Investment Capital” shall be equal to the average, expressed as a percentage, of Earnings for each year within a specified Measurement Period divided by average Long-Term Investment Capital for each such year.

3.2 Measurement Period. Performance shall be measured over consecutive three-year periods, as follows:

(a) The first “Measurement Period” shall be for the three-year period ending December 31, 2013; and

(b) The second “Measurement Period” shall be for the three-year period ending December 31, 2014.

If the Company fails to have satisfied the Performance Criteria for any Measurement Period as set forth in (a) or (b) above, such Measurement Period shall be deferred and a new Measurement Period shall be established to end the following year, provided that the final Measurement Period, if necessary, shall be for the three-year period ending December 31, 2017 (the “Final Measurement Period”).

3.3 Vesting and Vesting Date.

(a) Pursuant to the Plan, after the end of each Measurement Period, the Committee shall determine whether the Performance Criteria were satisfied. If the Performance Criteria were satisfied with respect to any Measurement Period, the Committee shall establish a “Vesting Date” with respect to such Measurement Period. The determination by the Committee as to the satisfaction of the Performance Criteria with respect to the Final Measurement Period shall be deemed to be the “Final Determination.”

(b) Provided the Grantee remains continuously employed by the Company throughout the applicable Measurement Period and the Performance Criteria for the Measurement Period have been satisfied and acknowledged by the Committee, then:

(i) Fifty percent (50%) of the Award Shares shall vest (become non-forfeitable) on the Vesting Date established by the Committee with respect to the first Measurement Period (which may, in certain circumstances, coincide with the second Measurement Period), provided that any remaining unvested Award Shares after the Final Determination shall be forfeited.

(ii) Fifty percent (50%) of the Award Shares shall vest (become non-forfeitable) on the Vesting Date established by the Committee with respect to the second Measurement Period (which may, in certain circumstances, coincide with the first Measurement Period), provided that any remaining unvested Award Shares after the Final Determination shall be forfeited.

(c) Notwithstanding the vesting schedule set forth above, except as otherwise provided in Sections 3.4, 3.5 and 3.6 below, no additional Award Shares shall vest after:

(i) termination of Grantee’s employment with the Company or any Affiliate for any reason other than death (including termination by reason of voluntary or involuntary discharge, Disability or Retirement) in which case the Grantee shall, at the time of termination, forfeit all right, title and interest in and to any Award Shares not then vested, or

(ii) a Grantee working full-time at the Award Date reduces his/her scheduled hours worked per week below a standard 40-hour work week, in which case the Grantee shall, at the time of such reduction and subject to management’s discretion, forfeit all right, title and interest in and to any Award Shares not then vested; or

(iii) a Grantee working part-time at the Award Date reduces his/her scheduled hours worked per week below a standard 20-hour work week, in which case the Grantee shall, at the time of such reduction and subject to management’s discretion, forfeit all right, title and interest in and to any Award Shares not then vested.

3.4 Effect of Grantee’s Death. If the Grantee ceases to be an employee of the Company or any Affiliate by reason of death prior to the end of a Measurement Period, the personal representatives, heirs, legatees or distributees of the Grantee, as appropriate, shall become fully vested in the number of Award Shares that would have otherwise vested on the Vesting Date associated with that Measurement Period multiplied by a fraction, the numerator of which is the number of years during the related Measurement Period in which the Grantee was alive and employed by the Company for any portion of such year and the denominator of which is three. Such beneficiary shall have no further rights under this Agreement.

3.5 Effect of Dissolution or Liquidation. In the event of the dissolution or liquidation of the Company, any and all outstanding Award Shares not fully vested shall automatically be forfeited.

3.6 Effect of Change of Control. In the event of a Change in Control (as defined in the Plan), any and all outstanding Award Shares not fully vested shall automatically vest in full. The date on which such accelerated vesting shall occur shall be the date of the occurrence of the Change in Control.

3.7 Effect of Forfeiture. Any Award Shares forfeited pursuant to Section 3.3, 3.4 and 3.5 shall revert to the Company.

SECTION 4. STOCK CERTIFICATES. Upon grant of the Award Shares, the Company shall cause its Transfer Agent to record Grantee’s ownership of such Award Shares in book entry form. As Award Shares vest hereunder, such Award Shares shall be transferred into an unrestricted account in the name of the Grantee or, at the request of the Grantee, issued in stock certificate form. Any such certificates shall be unencumbered by any of the restrictions enumerated herein other than such restrictions as may be imposed by applicable federal or state securities laws and regulations.

SECTION 5. TRANSFER OF AWARD SHARES.

5.1 Except as otherwise provided in the Plan, the unvested Award Shares shall not be offered, sold, transferred, assigned, exchanged, pledged, encumbered or otherwise disposed of (each, a “Transfer”) for any purpose whatsoever, other than to the Company, and shall not be subject, in whole or in part, to execution, attachment, or similar process in all such cases until the date of vesting. Any attempted Transfer of the unvested Award Shares, other than in accordance with the terms set forth herein, shall be void and of no effect.

5.2 Grantee acknowledges that any sale, assignment, transfer or other disposition of vested Award Shares may be subject to restrictions contained in applicable federal or state securities laws and regulations and that any such sale, assignment, transfer or other disposition of Award Shares by him or her will be in compliance with such laws and regulations.

SECTION 6. WITHHOLDINGS. The Company and each Affiliate shall have the right to retain and withhold from any payment (including the vesting) of Award Shares (and any dividends on Award Shares) any amounts required to be withheld or otherwise deducted and paid with respect to such payment (including the vesting thereof). At its discretion, the Company and each Affiliate may require the Grantee receiving Award Shares to reimburse the Company or any Affiliate for any such taxes required to be withheld by the Company or the Affiliate and withhold any distribution in whole or in part until the Company and each Affiliate is so reimbursed. In lieu thereof, the Company and each Affiliate shall have the right to withhold from any other cash amounts due or to become due from the Company or the Affiliate to the Grantee an amount equal to such taxes required to be withheld by the Company or the Affiliate as reimbursement for any such taxes or retain and withhold a number of shares having a market value not less than the amount of such taxes in order to reimburse the Company or the Affiliate for any such taxes.

SECTION 7. ADJUSTMENTS TO AWARD SHARES.

7.1 Stock Dividends and Splits and Similar Transactions. Subject to any required action by the Company’s Board of Directors and stockholders, the number of Award Shares shall be proportionately adjusted for any increase or decrease in the number of issued Shares of the Company resulting from the payment of a Share dividend, a Share split, a Share reverse-split or any similar transaction.

7.2 Change in Par Value. In the event of a change in the Company’s Shares, which is limited to a change of all of its authorized shares with par value into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be shares within the meaning of the Plan.

7.3 Other Capital Adjustments. Except as hereinbefore expressly provided in Section 7.1 and except for rights that all holders of Common Stock shall have, Grantee shall have no rights by reason of any subdivision or consolidation of Shares of any class or payment of any share dividend or any other increase or decrease in the number of shares of any class or by reason of any dissolution, liquidation, merger or consolidation or spin-off of assets or stock of another corporation; any issuance by the Company of Shares of any class, or securities convertible into Shares of any class, shall not affect the

Award, and no adjustment by reason thereof shall be made with respect to the number or price of the Company’s Shares subject to the Award. An Award of Restricted Stock shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell or transfer all or any part of its business or assets.

SECTION 8. GRANTEE’S REPRESENTATIONS AND WARRANTIES. Grantee represents and warrants that:

(a) such Grantee has not and will not, directly or indirectly, Transfer any Award Shares except in accordance with the terms of this Agreement;

(b) such Grantee has, or such Grantee together with such Grantee’s advisors, if any, have such knowledge and experience in financial, business and tax matters that such Grantee is, or such Grantee together with such Grantee’s advisors, if any, are capable of evaluating the merits and risks relating to such Grantee’s investment in the Award Shares and making an investment decision with respect to the Company;

(c) such Grantee has been given the opportunity to obtain information and documents relating to the Company and to ask questions of and receive answers from representatives of the Company concerning the Company and such Grantee’s investment in the Award Shares; and

(d) such Grantee realizes that there are substantial risks incident to an investment in the Award Shares.

SECTION 9. IMPACT ON OTHER BENEFITS. The value of the Award Shares (either on the Award Date or at the time the shares are vested) shall not be includable as compensation or earnings for purposes of any other benefit plan offered by the Company.

SECTION 10. ADMINISTRATION. The Committee shall have full authority and discretion (subject only to the express provisions of the Plan) to decide all matters relating to the administration and interpretation of the Plan and this Agreement. All such Committee determinations shall be final, conclusive, and binding upon the Company, the Grantee, and any and all interested parties.

SECTION 11. NO AGREEMENT TO CONTINUE IN EMPLOYMENT. Nothing in the Plan or this Agreement shall confer on the Grantee any right to continue in the employ of the Company or any Affiliate or interfere in any way with the right of the Company and any Affiliate to terminate the Grantee’s employment at any time.

SECTION 12. AMENDMENT(S). This Agreement shall be subject to the terms of the Plan, as amended from time to time, except that the Award that is the subject of this Agreement may not in any way be restricted or limited by any amendment or termination approved after the Award Date without the Grantee’s written consent.

SECTION 13. FORCE AND EFFECT. The various provisions of this Agreement are severable in their entirety. Any determination of invalidity or unenforceability of any one provision shall have no effect on the continuing force and effect of the remaining provisions.

SECTION 14. GOVERNING LAWS. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Maryland.

SECTION 15. MISCELLANEOUS.

15.1 Any notice necessary under this Agreement shall be in writing, signed by the party giving or making the same, and addressed (a) to the Company in the care of its President or Secretary at the principal executive office of the Company in Dallas, Texas, (b) to the Grantee at the address appearing in the personnel records of the Company for such Grantee or (c) to either party at such other address as either party hereto may hereafter designate in writing to the other. Except as otherwise provided herein, any such notice shall be deemed effective upon receipt thereof by the addressee.

15.2 This Agreement may be executed in counterparts, each of which shall be deemed an original for all purposes and both of which taken together shall constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date hereof. By execution of this Agreement, the Grantee acknowledges receipt of a copy of the Plan, the Company’s Annual Report on Form 10-K for the year ended                 , 20     and the informational supplement required by Rule 428(b)(1) under the Securities Act of 1933.

CAPSTEAD MORTGAGE CORPORATION

By:
Phillip A. Reinsch
Executive Vice President & Chief Financial Officer

GRANTEE